Registration No. 333-201851

As filed with the Securities and Exchange Commission on April 20, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT # 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COSTO INC.

 (Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

32-0440076 IRS Employer Identification Number	5013 Primary Standard Industrial Classification Code Number

Costo Inc.

Shierweilu Nanjingjie Street №67, Heping District,

Shenyang, Liaoning, China 110003

Tel. +8618204048501

Email: costoinc@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    X

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock:	8,000,000	$0.01	$80,000	$10.91

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

COSTO INC.

8,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Costo Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Yuhua Xu, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.01	$0.001	$0.009
Total	$80,000	$8,000	$82,000

Costo Inc. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Costo Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will not be returned and will be immediately deposited into the company’s bank account. This account is under the control of the Company and only Yuhua Xu, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 13 BEFORE BUYING ANY SHARES OF COSTO INC.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________, 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	27
INDEMNIFICATION	28
INTERESTS OF NAMED EXPERTS AND COUNSEL	28
EXPERTS	28
AVAILABLE INFORMATION	28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	28
INDEX TO THE FINANCIAL STATEMENTS	29

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “COSTO INC.” REFERS TO COSTO INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

COSTO INC.

We are a development stage company and intend to commence operations in the distribution of auto parts and components necessary for maintenance and repairs of automobiles and special equipment. Costo Inc. was incorporated in Nevada on May 6, 2014. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $22,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 6-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at Shierweilu Nanjingjie Street №67, Heping District, Shenyang, Liaoning, China 110003. Our phone number is +8618204048501.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (May 6, 2014) through February 28, 2015 , reports no revenues and a net loss of $ 7,549 ..  Our independent registered public accounting firm has issued an audit opinion for Costo Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Contract with our supplier, ZHEJIANG ANTAI AUTO PARTS CO.,LTD., dated December 10, 2014. The contract with ZHEJIANG ANTAI AUTO PARTS CO.,LTD. expires on December 31, 2015 and may be terminated by either party with 60 days’ notice to the other party. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

As of the date of this prospectus, the company’s cash balance is $ 3,928 .. Our current monthly cash burn is roughly $833 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately eight months.

THE OFFERING

The Issuer:	COSTO INC.
Securities Being Offered:	8,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$80,000
Securities Issued and Outstanding:	There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Yuhua Xu
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our Unaudited financial statements for the period from May 6, 2014 (Inception) to February 28, 2015 ..

Financial Summary	February 28, 2015 ($) ( Unaudited )
Cash	3,928
Total Assets	3,928
Total Liabilities	3,477
Total Stockholder’s Equity	451

Statement of Operations	Accumulated From May 6, 2014 (Inception) to February 28, 2015 ($) ( Unaudited )
Total Expenses	7,549
Net Loss for the Period	(7,549)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the distribution of auto parts. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of February 28, 2015 , we had cash in the amount of $ 3,928 and liabilities of $ 3,477 .. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 6, 2014 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $ 7,549 for the period from our inception on May 6, 2014 to February 28, 2015 , and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the distribution of auto parts. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. KLJ & Associates, LLP  our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Costo Inc. is suitable.

We require minimum funding of approximately $22,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Yuhua Xu, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Ms. Xu has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year, we may need additional financing. If we do not generate any revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell auto parts at prices which generate a profit.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive. There are many different auto parts distributors and our products are not. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE THERE IS NO MINIMUM REQUIRED FOR THE OFFERING TO CLOSE, INVESTORS IN THIS OFFERING WILL NOT RECEIVE A REFUND IN THE EVENT THAT WE DO NOT SELL AN AMOUNT OF SHARES SUFFICIENT TO PURSUE THE BUSINESS GOALS OUTLINED IN THIS PROSPECTUS.

We have not specified a minimum offering amount and there is no escrow account in operation.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we may be forced to curtail or abandon our operations with a loss to investors who purchase stock under this prospectus.  Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of shares offered by the Company will be available for immediate use by the Company, despite not being able to use such funds to effectively implement the Company’s business plan.  Investor funds will not be returned under any circumstances wither during or after the offering.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN HALF OR MORE OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Ms. Xu, our sole officer and director, will own 50 % or more of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Xu may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND YUHUA XU, OUR SOLE OFFICER AND DIRECTOR, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. XU, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. Xu.

Our principal operations and assets are located outside of the United States, and Yuhua Xu, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Xu in the United States, and it may be difficult to enforce any judgment rendered against Ms. Xu. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Xu, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of People Republic of China may render that investor unable to enforce a judgment against the assets of Ms. Xu. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Yuhua Xu, our sole officer and director will only be devoting limited time to our operations.  She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Yuhua Xu, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on May 6, 2014 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

OUR PRESIDENT, MS. XU DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Xu does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least half of the shares and we receive the proceeds in the amount of $22,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Costo Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Yuhua Xu, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR SHAREHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company. We reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated in an amended prospectus reflecting the same. There is no assurance that we will raise the full $80,000 as anticipated.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	20,000.00	40,000.00	60,000.00	80,000.00
Offering expenses	8,000.00	8,000.00	8,000.00	8,000.00
Net proceeds	12,000.00	32,000.00	52,000.00	72,000.00
SEC reporting and compliance	10,000.00	10,000.00	10,000.00	10,000.00
Offise Establishment	2,000.00	3,000.00	5,000.00	7,000.00
Website Development	-	3,000.00	3,500.00	4,000.00
Marketing and Advertaisment	-	7,000.00	15,500.00	24,000.00
Salary to Salesperson	-	9,000.00	18,000.00	27,000.00

The above figures represent only estimated costs.  If necessary, Yuhua Xu, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Xu will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Xu. Ms. Xu will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of February 28, 2015 was $ 451 or approximately $ 0,00006 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of February 28, 2015 ..

The following table sets forth as of February 28, 2015 , the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.01	0.01	0.01	0.01
Post offering net tangible book value	12,451,00	32,451.00	52,451.00	72,451.00
Post offering net tangible book value per share	0.0012	0.0027	0.0037	0.0045
Pre-offering net tangible book value per share	0,00006	0,00006	0,00006	0,00006
Increase (Decrease) in net tangible book value per share after offering	0.00119	0.00264	0.00396	0.00447
Dilution per share	0.0088	0.0074	0.0063	0.0055
% dilution	88.15%	73.56%	63.14%	55.32%
Capital contribution by purchasers of shares	12,000	32,000	52,000	72,000
Capital Contribution by existing stockholders	8,000	8,000	8,000	8,000
Percentage capital contributions by purchasers of shares	60%	80%	86.67%	90%
Percentage capital contributions by existing stockholders	40%	20%	13.33%	10%
Gross offering proceeds	20,000	40,000	60,000	80,000
Anticipated net offering proceeds	12,000	32,000	52,000	72,000
Number of shares after offering held by public investors	2,000,000	4,000,000	6,000,000	8,000,000
Total shares issued and outstanding	10,000,000	12,000,000	14,000,000	16,000,000
Purchasers of shares percentage of ownership after offering	20%	33.33%	42.86%	50%
Existing stockholders percentage of ownership after offering	80%	66.67%	57.14%	50%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $ 3,928 as of February 28, 2015 ..  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Yuhua Xu, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of February 28, 2015 , Ms. Xu advanced us $ 3,477 .. Ms. Xu, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $22,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Shierweilu Nanjingjie Street №67, Heping District, Shenyang, Liaoning, China 110003. Our phone number is +8618204048501.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new clients. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations following the completion is as follows:

Office Establishment

Period: 1st- 3rd months.

Costs: $3,000-$7,000.

We plan to set up an office in China and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as PC’s, server, telephones, fax, office supplies and furniture. Our sole officer and director, Yuhua Xu will be responsible for take care of our initial administrative duties. We believe that it will cost at least $3,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell two-third of the shares offered we will buy better equipment with advanced features that will cost us approximately $2,000 more. In this case, set up costs will be approximately $5,000. In the event we sell all of the shares offered we are going to find additional place with extra space, we also will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $7,000. We plan to have only one office in China and no offices in other countries.

Website Development

Period: 3d – 5th months.

Costs: $3,000-$4,000.

We intend to develop our website. Our sole officer and director, Yuhua Xu will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web-studio to develop our website. We do not have any written agreements with any web-studio at current time. The website development costs, including site design and implementation will be approximately $3,000. If we two-third of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site, therefore developing cost will be $3,500 and $4,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations. Our sole officer and director, Yuhua Xu will be responsible for the content.

Marketing and Advertaisment

Period: 6d – 12th months.

Costs: $7,000-$24,000.

We believe that the main channels of marketing communications with potential consumers are Internet advertising, direct sales, publications in specialized issues, print advertising (catalogues, booklets, business card, and flyers), and specialized exhibitions. We will develop our client base by focusing our marketing efforts on larger more globally known distribution chain stores.  We will compete with other distributors and manufactures for positioning of our products in retail space. We believe that our company has to pay attention to the marketing budget. We are ready to spend our money for the marketing to be competitive.

Salary to Salesperson

Period: 6th - 12th months.

Costs: $9,000-$27,000.

This type of cost is high as well as marketing and advertisement costs. We believe that we need the salesperson to sell our products to potential clients.  If we sell at least two-third of shares in this offering, we intend to hire one salesperson with good knowledge and connections in the auto parts distribution to introduce our product. The salesperson’s job would be to find new potential clients, and to set up agreements with them to buy our products. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

Yuhua Xu, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our products, Ms. Xu has agreed to commit more time as required. Because Ms. Xu will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	20,000.00	40,000.00	60,000.00	80,000.00
Offering expenses	8,000.00	8,000.00	8,000.00	8,000.00
Net proceeds	12,000.00	32,000.00	52,000.00	72,000.00
SEC reporting and compliance	10,000.00	10,000.00	10,000.00	10,000.00
Offise Establishment	2,000.00	3,000.00	5,000.00	7,000.00
Website Development	-	3,000.00	3,500.00	4,000.00
Marketing and Advertaisment	-	7,000.00	15,500.00	24,000.00
Salary to Salesperson	-	9,000.00	18,000.00	27,000.00

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on May 6, 2014 to February 28, 2015

During the period we incorporated the company, prepared a business plan and executed a Contract with our supplier, ZHEJIANG ANTAI AUTO PARTS CO.,LTD., dated December 10, 2014. Our loss since inception is $ 7,549 .. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director for net proceeds of $8,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of February 28, 2015 , the Company had $ 3,928 cash and our liabilities were $ 3,477 , comprising $ 3,477 owed to Yuhua Xu, our sole officer and director. Significant amounts of the Company’s cash and current assets will be located offshore. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Yuhua Xu, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Xu has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $22,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Should the Company fail to sell less than one-third of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Operation of the company involves organization of distribution of autoparts and components necessary for maintenance and repairs of automobiles and special equipment (construction, road machinery etc.) from China to Europe and CIS countries (Kyrgyzstan, Kazakhstan, Armenia, Azerbaijan, Tajikistan, Uzbekistan).

An automobile, as a means of transport, is present in everybody’s life. Within a given period, each automobile needs maintenance and repairs for which certain parts and components are required. Due to constant growth of automobile demand, consequently, part demand is increasing.

Many manufactures transfer their production facilities to China because of reduction of production and operating costs. In addition, China got its own automobile brands that actively enter the world market with its production. Concurrently, China develops associative productions that implement an issue of a wide selection of parts and components practically for any type of equipment. Part market of Chinese producers also features an alternative proposal – parts-analogues. Such parts are no different from the originals and meet all the standards and the technical properties of the original.

Costo Inc. was incorporated in the State of Nevada on May 6, 2014 and established a fiscal year end of November 30. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in distribution of autoparts and components necessary for maintenance and repairs of automobiles and special equipment. We have recently started our operation. As of today, we have developed our business plan, and executed a Contract with our supplier, ZHEJIANG ANTAI AUTO PARTS CO.,LTD., dated December 10, 2014. The contract with ZHEJIANG ANTAI AUTO PARTS CO.,LTD. expires on December 31, 2015 and may be terminated by either party with 60 days’ notice to the other party. Our business office is located at Shierweilu Nanjingjie Street №67, Heping District, Shenyang, Liaoning, China 110003. Our telephone number is +8618204048501.

Description of product and business model

We are a company that mediates between manufactures and distributors and end users of auto parts. We plan to sell auto parts to distributors such as specialized auto parts stores and to end users such as car owners. We expect to purchase parts in China from the manufacturing company or the distributing company. We plan to divide our procurement portfolio into the following categories of parts:

- Motor, Clutch

- Fuel system, Exhaust system, Heater

- Transmission

- Front axle, Differential, Steering control

- Rear axle

- Wheels, Braking system

- Control mechanisms, Pedal unit

- Bed

- Electrics

- Accessories

We expect to purchase both original parts and unoriginal ones made on the territory of China. To minimize expenses on transportation, loading/unloading and storage, we plan to make a purchase exclusively within a preliminary order. Our clients will leave a request on our website or on the phone, and only after that, we begin making a purchase. Transportation expenses from China to a destination country are buyer’s sole responsibility. We can only recommend some transportation companies to promote loyalty towards our company. We expect to use 100% prepayment mechanism regardless of supply volume.

Clients

It is assumed that primary consumers of products sold by us will be both physical and legal entities interested in using the parts for repairing automobiles and special equipment. We plan to establish a sales geography within European countries and CIS (Kyrgyzstan, Kazakhstan, Armenia, Azerbaijan, Tajikistan, Uzbekistan). Parts market as well as auto production and sales market is mass; therefore, a proposal is tailored for a wide range of customers. We think that our audience can be divided into the following target groups:

- car owners – auto enthusiasts who have their own autos and who wish to purchase parts and components to transfer them to specialized service center for repairs and/or to repair them independently. This consumer group was chosen because many auto enthusiasts today prefer to pick their parts on their own on the Internet in search of the best price proposal and shipping conditions.

- entities (auto parts distributors, servicing centers, dealer centers, sellers of parts, production companies, logistic companies, specialized training centers). This group is our primary potential client.

Marketing and advancement

We think that the main channels of marketing communications with potential consumers are Internet advertising, direct sales, publications in specialized issues, print advertising (catalogues, booklets, business card, and flyers), and specialized exhibitions.

Internet advertising

We think that this type of advancement is the most progressive and efficient for our business model. We plan to create a website with a possibility to post a catalogue of parts for all makes of cars. Moreover, site will have a capability of online order. We plan to bear the costs of advancement of our website on Internet through search engines, internet directories and catalogues. In addition, we hope to be able to post cross-links with specialized websites (websites for auto enthusiasts, automobile news, automobile forums, companies specializing in sales of new and pre-owned cars, Internet magazines).

Direct sales

We plan to involve the sales managers who will offer parts to our potential clients on the phone, personally or through direct mail distributions.

Publications in specialized issues

Many auto enthusiasts prefer to find information not only from the Internet but also from the specialized auto magazines. The example of such magazines can be “Quattroruote” or “Top Gear”. In addition, there are local periodicals in European countries and CIS (Kyrgyzstan, Kazakhstan, Armenia, Azerbaijan, Tajikistan, Uzbekistan).

Print advertising

We think that this type of advertising will help to present an assortment of our products to a potential buyer. We expect to issue a print catalogue of parts once every quarter. Moreover, we intend to send other print materials (business cards, flyers, posters) to a potential buyer.

Exhibitions

We plan to represent our company at exhibitions devoted to automobiles. Annually, each of the suggested country of sale organizes events devoted to auto production and repairs. We plan to participate in similar events for the purpose of advancement of our company.

Competition

Our type of business has a very active competitive environment. Primarily, it is associated with massiveness of automobile market. Now, the market has a fairly large number of functioning companies that specialize in parts sale. Many of these companies have been in business for many years and have their offices in all the countries of the world. Costo Inc. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of distributing auto parts. Many established, yet well financed entities are currently active in the business of distribution such products. Nearly all Costo Inc.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Costo Inc. We are, consequently, at a competitive disadvantage in the market. Therefore, Costo Inc. may not be able to establish itself within the industry at all.

Contracts

We have executed a Contract with our supplier, ZHEJIANG ANTAI AUTO PARTS CO.,LTD., dated December 10, 2014. The main material terms of the contract are:

- Costo Inc. sells and ZHEJIANG ANTAI AUTO PARTS CO.,LTD. buys auto parts.

- The total value of auto parts supplied under the contract is equal to 500,000 (five hundred thousand) U.S. dollars.

- The price of the auto parts is understood on terms, agreed by the companies and includes:

   - the cost of tare, packing and labeling;

   - all expenses connected with delivery of the auto parts by  sea  to the destination point;

   - cost of export licenses;

   - payment of all other payment formalities, including taxes, custom fees, duties and payments connected with the auto parts exporting;

- Costo Inc. shall deliver the auto parts to ZHEJIANG ANTAI AUTO PARTS CO.,LTD. on terms, agreed by the companies in accordance with Incoterms-2000.

- The contract enters into force from the date of its signing by the companies and shall remain in force until December 31, 2015.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Revenue

Our products will be offered at prices marked-up from 20% to 25% of our cost. Our customers will be asked to pay us 100% in advance.

We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments.  Our customers will be asked to pay us 100% in advance. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs.  Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. The orders will be shipped to the customers upon customers’ requests. Customers will be responsible for the custom duties, taxes, insurance or any other additional charges that might incur.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Yuhua Xu.

Offices

Our business office is located at Shierweilu Nanjingjie Street №67, Heping District, Shenyang, Liaoning, China 110003.  This is the office provided by our President and Director, Yuhua Xu. Our phone number is +8618204048501.  We do not pay any rent to Ms. Xu and there is no agreement to pay any rent in the future.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of autoparts and components necessary for maintenance and repairs of automobiles  in any jurisdiction which we would conduct activities. Regulations of People’s Republic of China as well as Europe and CIS countries will apply to our business. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Yuhua Xu Shierweilu Nanjingjie Street №67, Heping District, Shenyang, Liaoning, China 110003	45	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Yuhua Xu acts as our President, Treasurer, and Director since our incorporation on May 6, 2014. Ms. Xu owns 100% of the outstanding shares of our common stock. For the last 10 yeasr Yuhua Xu has been a business owner of the «Feitongua Auto Parts» store in Liaoning, China, China. Ms. Xu intends to devote 20 hours a week of her time to planning and organizing activities of Costo Inc.

During the past ten years, Ms. Xu has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Ms. Xu was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Xu’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Yuhua Xu, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on May 6, 2014 until February 28, 2015 :

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Yuhua Xu, President, Secretary and Treasurer	May 6, 2014 to February 28, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. Xu currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of February 28, 2015 :

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yuhua Xu	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Yuhua Xu will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On June 20, 2014, we issued a total of 8,000,000 shares of restricted common stock to Yuhua Xu, our sole officer and director in consideration of $8,000. Further, Ms. Xu has advanced funds to us. As of February 28, 2015 , Ms. Xu advanced us $ 3,477 .. Ms. Xu will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Xu. Ms. Xu will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Xu does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Xu or the repayment of the funds to Ms. Xu. The entire transaction was oral. Ms. Xu is providing us office space free of charge and we have a verbal agreement with Ms. Xu that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 20, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Yuhua Xu Shierweilu Nanjingjie Street №67, Heping District, Shenyang, Liaoning, China 110003	8,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of  April 20, 2015 , there were 8,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 8,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 8,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Costo Inc. has 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 8,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Yuhua Xu will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Xu is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Xu will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Xu is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Xu will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Xu will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Costo Inc. will receive all proceeds from the sale of the 8,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.01 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Costo Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Costo Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Costo Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  February 28, 2015 , there were 8,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Yuhua Xu owns 8,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $80,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Costo Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

KLJ & Associates, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Stepp Law Corporation has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by KLJ & Associates, LLP. Our financial statements from inception to November 30, 2014, immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Costo, Inc.

We have audited the accompanying balance sheet of Costo, Inc. as of November 30, 2014 and the related statements of operations, stockholders’ equity, and cash flows for the period  May 8, 2014 (Inception) through November 30, 2014. Costo, Inc. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Costo, Inc. as of November 30, 2014, and the results of its operations and its cash flows for the period May 8, 2014 (Inception) through November 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KLJ & Associates, LLP
St. Louis Park, MN
January 29, 2015

COSTO INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
NOVEMBER 30, 2014
ASSETS
Current Assets
Cash	$ 6,640
Prepaid expenses	720
Total current assets	7,360

Total Assets	$ 7,360

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from Director	677
Total current liabilities	677
Total Liabilities	677

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	8,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(1,317)
Total Stockholder’s Equity	6,683

Total Liabilities and Stockholder’s Equity	$ 7,360

The accompanying notes are an integral part of these financial statements.

COSTO INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
For the period from Inception (May 6, 2014) to November 30, 2014

Revenue	$ 0
Expenses
General and administrative expenses	1,317
Net loss from operations	(1,317)
Loss before income taxes	(1,317)
Income taxes	-
Net loss	$ (1,317)
Loss per common share: Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	6,277,512

The accompanying notes are an integral part of these financial statements.

COSTO INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S DEFICIT FOR THE PERIOD FROM INCEPTION (MAY 6, 2014) TO NOVEMBER 30, 2014
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at Inception (May 6, 2014)	-	$ -	$ -	$ -	$ -
Shares issued at $0.001	8,000,000	8,000	-		8,000
Net loss for the period	-	-	-	(1,317)	(1,200)

Balances as of November 30, 2014	8,000,000	$ 8,000	$ -	$ (1,317)	$ 6,683

The accompanying notes are an integral part of these financial statements.

COSTO INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
For the period from Inception (May 6, 2014) to November 30, 2014
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (1,317)
Prepaid expenses	(720)

Net cash used in operating activities	(2,037)

CASH FLOWS GENERATED BY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	8,000
Proceeds from loan from Director	677
Net cash provided by financing activities	8,677

Net increase in cash and equivalents	6,640

Cash and equivalents at beginning of the period	$ -
Cash and equivalents at end of the period	$ 6,640

Supplemental cash flow information:

Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

COSTO INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2014

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

COSTO INC. (the “Company”) was incorporated under the laws of the State of Nevada on May 6, 2014. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities. Since Inception (May 6, 2014) through November 30, 2014 the Company has not generated any revenue and has accumulated losses of $1,317.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (May 6, 2014) resulting in an accumulated deficit of $1,317 as of November 30, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted December 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2014 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (May 6, 2014) to November 30, 2014.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended November 30, 2014.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of November 30, 2014 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 4 – CAPITAL STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On June 20, 2014 the Company issued 8,000,000 shares at $0.001 per share for total proceeds of $8,000.

As of November 30, 2014, the Company had 8,000,000 shares issued and outstanding.

NOTE 5 – INCOME TAXES

As of November 30, 2014 the Company had net operating loss carry forwards of $1,317 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of November 30, 2014, a Director had advance to us an amount of $560 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from November 30, 2014 through the date the financial statements were available to be issued and has determined that there have been no subsequent events after November 30, 2014 for which disclosure is required.

COSTO INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (Unaudited)
	FEBRUARY 28, 2015	NOVEMBER 30, 2014
ASSETS
Current Assets
Cash	$ 3,928	$ 6,640
Prepaid expenses	-	720
Total current assets	3,928	7,360

Total Assets	$ 3,928	$ 7,360

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from Director	3,477	677
Total current liabilities	3,477	677
Total Liabilities	3,477	677

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	8,000	8,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(7,549)	(1,317)
Total Stockholder’s Equity	451	6,683

Total Liabilities and Stockholder’s Equity	$ 3,928	$ 7,360

The accompanying notes are an integral part of these financial statements.

COSTO INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS
	For the three month period ended February 28, 2015	For the period from Inception (May 6, 2014) to February 28, 2015

Revenue	$ 0	$ 0
Expenses
General and administrative expenses	6,232	7,549
Net loss from operations	(6,232)	(7,549)
Loss before income taxes	(6,232)	(7,549)
Income taxes	-	-
Net loss	$ (6,232)	$ (7,549)
Loss per common share: Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	8,000,000

The accompanying notes are an integral part of these financial statements.

COSTO INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS
	For the three month period ended February 28, 2015	For the period from Inception (May 6, 2014) to February 28, 2015
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (6,232)	$ (7,549)
Prepaid expenses	720	-

Net cash used in operating activities	(5,512)	(7,549)

CASH FLOWS GENERATED BY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities		-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	-	8,000
Proceeds from loan from Director	2,800	3,477
Net cash provided by financing activities	2,800	11,477

Net increase in cash and equivalents	(2,712)	3,928

Cash and equivalents at beginning of the period	$ 6,640	$ -
Cash and equivalents at end of the period	$ 3,928	$ 3,928

Supplemental cash flow information:

Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

COSTO INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2015

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

COSTO INC. (the “Company”) was incorporated under the laws of the State of Nevada on May 6, 2014. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities. Since Inception (May 6, 2014) through February 28, 2015 the Company has not generated any revenue and has accumulated losses of $7,549.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (May 6, 2014) resulting in an accumulated deficit of $7,549 as of February 28, 2015  and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted November 30 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At February 28, 2015 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (May 6, 2014) to February 28, 2015.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended February 28, 2015.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of February 28, 2015 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 4 – CAPITAL STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On June 20, 2014 the Company issued 8,000,000 shares at $0.001 per share for total proceeds of $8,000.

As of February 28, 2015, the Company had 8,000,000 shares issued and outstanding.

NOTE 5 – INCOME TAXES

As of February 28, 2015 the Company had net operating loss carry forwards of $7,549 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of February 28, 2015, a Director had advance to us an amount of $3,477 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from February 28, 2015 through the date the financial statements were available to be issued and has determined that there have been no subsequent events after February 28, 2015 for which disclosure is required.

PROSPECTUS

8,000,000 SHARES OF COMMON STOCK

COSTO INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.91
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,010.91

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Costo Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Costo Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yuhua Xu	June 20, 2014	8,000,000	$8,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. she is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of Stepp Law Corporation *
10.1	Contract with our supplier, ZHEJIANG ANTAI AUTO PARTS CO.,LTD., dated December 10, 2014*
23.1	Consent of KLJ & Associates, LLP
23.2	Consent of Stepp Law Corporation (contained in exhibit 5.1) *

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shenyang Liaoning, China, People Republic of China on April 20, 2015 ..

COSTO INC.

By:	/s/	Yuhua Xu
	Name:	Yuhua Xu
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Yuhua Xu
Yuhua Xu	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 20, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of Stepp Law Corporation *
10.1	Contract with our supplier, ZHEJIANG ANTAI AUTO PARTS CO.,LTD., dated December 10, 2014*
23.1	Consent of KLJ & Associates, LLP
23.2	Consent of Stepp Law Corporation (contained in exhibit 5.1) *

* Previously filed